Exhibit (e)(12)

                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

AMENDMENT made as of March 8, 2010 to the Distribution Services Agreement (the "Agreement") made as of July 22, 1992, as amended April 30, 1993, June 4, 1996, November 3, 2003, December 16, 2004, June 14, 2006 and December 16, 2009 between ALLIANCEBERNSTEIN BOND FUND, INC. (formerly Alliance Bond Fund, Inc.), a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

            WHEREAS, the Fund and the Underwriter are parties to the Agreement;

            WHEREAS, the Fund has decided to sell to the public shares of its Class 1 Common Stock and Class 2 Common Stock in addition to its shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Advisor Class Common Stock, Class R Common Stock, Class K Common Stock and Class I Common Stock;

            WHEREAS, the Underwriter is willing to act, and the Fund wishes to appoint the Underwriter, as underwriter and distributor of the shares of Class 1 Common Stock and Class 2 Common Stock of the Fund;

            NOW, THEREFORE, the parties agree to amend the Agreement as follows:

            1. Section 1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

                   SECTION 1. Appointment of the Underwriter.

                   The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell to the public shares of the Fund, which may be offered in one or more Portfolios (as defined below) consisting of one or more classes, including Class A Common Stock (the "Class A shares"), Class B Common Stock (the "Class B shares"), Class C Common Stock (the "Class C shares"), Advisor Class Common Stock (the "Advisor Class shares"), Class R Common Stock (the "Class R shares"), Class K Common Stock (the "Class K shares"), Class I Common Stock (the "Class I shares"), Class 1 Common Stock (the "Class 1 shares"), Class 2 Common Stock (the "Class 2 shares") and shares of such other class or classes as the Fund and the Underwriter shall from time to time mutually agree in writing shall become subject to this Agreement (the "New shares") (the Class A shares, the Class B shares, the Class C shares, the Advisor Class shares, the Class R shares, the Class K shares, the Class I shares, Class 1 shares, Class 2 shares and the New shares being collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions herein set forth.

            2. Section 5(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

                   (b) Except as may be required by NASD rules and interpretations, the Fund will pay to the Underwriter each month a distribution services fee with respect to each portfolio of the Fund specified by the Fund's Directors (a "Portfolio") that will not exceed, on an annualized basis, 0.30% of the aggregate average daily net assets of the Portfolio attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class C shares, 0.50% of the aggregate average daily net assets of the Portfolio attributable to Class R shares and 0.25% of the aggregate average daily net assets of the Portfolio attributable to Class K shares. For Bond Inflation Strategy and Municipal Bond Inflation Strategy, the Fund will pay to the Underwriter each month a distribution services fee specified by the Fund's Directors that will not exceed, on an annualized basis, 0.10% of the aggregate average daily net assets of the Portfolio attributable to Class 1 shares; for Multi-Asset Inflation Strategy, the Fund will pay to the Underwriter each month a distribution services fee specified by the Fund's Directors that will not exceed, on an annualized basis, 0.25% of the aggregate average daily net assets of the Portfolio attributable to Class 1 shares. With respect to each Portfolio, the distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of each Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to each Portfolio's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, .25% of the aggregate average daily net assets of the Portfolio attributable to each of the Class A shares, Class B shares, Class C shares, Class R shares, Class K shares and Class 1 shares will constitute a service fee that will be used by the Underwriter for personal service and/or the maintenance of shareholder accounts within the meaning of NASD rules and interpretations.

            3. Section 5(f) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

                   (f) The Fund is not obligated to pay any distribution expenses in excess of the distribution services fee described above in
      Section 5(b) hereof. Any expenses of distribution of a Portfolio's Class A shares accrued by the Underwriter in one fiscal year of the Portfolio may not be paid from distribution services fees received from the Portfolio in respect of Class A shares in another fiscal year. Any expenses of distribution of a Portfolio's Class B shares, Class C shares, Class R shares, Class K shares or Class 1 shares accrued by the Underwriter in one fiscal year of the Portfolio may be carried forward and paid from distribution services fees received from the Portfolio in respect of such class of shares in another fiscal year. No portion of the distribution services fees received from a Portfolio in respect of Class A shares may be used to pay any interest expense, carrying charges or other financing costs or allocation of overhead of the Underwriter. The distribution services fees received from a Portfolio in respect of Class B shares, Class C shares, Class R shares, Class K shares and Class 1 shares may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Underwriter to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative positions in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a class of shares as provided in
      Section 12 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by the Fund to the Underwriter with respect to that class, and (ii) the Fund will not be obligated to pay the Underwriter for any amounts expended hereunder not previously reimbursed by a Portfolio from distribution services fees in respect of shares of such class or recovered through deferred sales charges. The distribution services fee of a particular class may not be used to subsidize the sale of shares of any other class.

            4. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                                 ALLIANCEBERNSTEIN BOND FUND, INC.


                                 By: /s/ Stephen J. Laffey
                                     -------------------------
                                     Name:  Stephen J. Laffey
                                     Title: Assistant Secretary


                                 ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                 By: /s/ Andrew L. Gangolf
                                     -------------------------
                                     Name:  Andrew L. Gangolf
                                     Title: Senior Vice President &
                                            Assistant General Counsel


Accepted as of the date written above:

ALLIANCEBERNSTEIN L.P.


By: /s/ David Lesser
    ---------------------------
    Name:  David Lesser
    Title: Assistant Secretary